                                EXHIBIT 99.(a)(6)

                 FORM OF NON-ELECTRONIC EXCHANGE OFFER ELECTION
                               AND WITHDRAWAL FORM


Lucent Stock Option Exchange Offer for [First Name] [Last Name]

                    Review Your Personal Stock Option Summary

Your personal stock option summary below lists your stock option grants that are eligible for exchange. Ineligible grants are printed in gray at the bottom of the table. Grants are sorted by grant price. If you believe any of your grants are missing or any of the data below is incorrect, please contact the Lucent Exchange Offer Support Center prior to the expiration of the offer, by e-mail at lucentexchange@hewitt.com at anytime or by telephone at 877-843-9488 (if you are in the U.S.) or +1-847-883-0830 (if you are outside the U.S.) between the hours of 9:00 a.m. and 9:00 p.m. Eastern Time Monday through Friday.

                              Your Current Options

 Grant     Vesting      Grant      Shares      Shares       Shares       Shares          Shares      Expiration      Source
 Date      Schedule     Price     Granted      Vested      Unvested     Exercised     Outstanding        Date
 ----      --------     -----     -------      ------      --------     ---------     -----------        ----



                                    [TABLE 1]



  Total Grants: _____ Shares Vested: _______(_______%) Shares Exercised: _____ Shares Granted: ____ Shares Unvested: ______(_______%) Shares Outstanding: ___


                  Total Grants Eligible for Exchange: _________
                  Total Shares Eligible for Exchange: _________

                       Lucent Stock Option Exchange Offer




        ----------------------------------------
                       Exchange Ratios
                       ---------------
            Grant Date/Price               Ratio
            ----------------               -----
        $50.00 and over                     6:1
        ----------------------------------------
        $40.00 to $49.99                    4:1
        ----------------------------------------
        $25.00 to $39.99                    2:1
        ----------------------------------------
        $12.14 to $24.99                    1.25:1
        ----------------------------------------
        After October 21, 2001              1:1
        ----------------------------------------



The information below shows the number of shares in your stock options before and after the exchange. Shares not exchanged are printed in gray.


-------------------------------------------------------------------------------------------------------------------------
                                                                                 Election Choices
                                                           --------------------------------------------------------------
 Grant Date                       Shares       Exchange      A           B              C              D             E
(YYYY/MM/DD)    Grant Price     Outstanding      Ratio     (all)    (>$12.1400)    (>$16.0313)    (>$30.0000)      (none)
-------------------------------------------------------------------------------------------------------------------------


                                    [Table 2]

             FAX THIS FORM TO: LUCENT EXCHANGE OFFER SUPPORT CENTER
                           FAX NUMBER: +1 847-883-4050
                       Please do NOT include a cover page
.................................................................................
                   EXCHANGE OFFER ELECTION AND WITHDRAWAL FORM

INSTRUCTIONS:

         (1) Indicate your election choice below by checking one (and only one) box

         (2) Sign and date this form

         (3) Fax this form to the Lucent Exchange Offer Support Center

         (4) If you do not properly complete and deliver this form to us before the offer expires, you will have elected to exchange no options.

- Before you complete this form, you should carefully read the offer to exchange and all other related documents that we make available to you.

- You should consult Section 5 (Stock Options; Proper Election to Exchange Stock Options) and Section 8 (Your Withdrawal Rights and Your Ability to Subsequently Elect to Exchange Your Stock Options) of the offer to exchange for election and delivery instructions.

- Your submission of this form signifies your decision to accept, modify, reject or withdraw any previous election. You must sign and date the acknowledgement at the bottom of this form.

- Election of more than ONE alternative on a single form, or modification of this form, will invalidate any election you make on that form.

- If you wish to change a previously submitted election form, you may do so at any time prior to the expiration of this offer. If you wish to withdraw a previously submitted election form and not participate in this offer, you must select Election Choice E below. HOWEVER, YOU CANNOT ACCEPT THIS OFFER, MAKE ANY CHANGES TO ANY PREVIOUSLY SUBMITTED ELECTION FORM, OR WITHDRAW YOUR ELECTION AFTER 11:59 P.M. EASTERN TIME ON THE DATE THE OFFER EXPIRES.

- If you have filed multiple Exchange Offer Election and Withdrawal Forms, the last properly completed and submitted Exchange Offer Election and Withdrawal Form that we receive before 11:59 p.m. Eastern Time on the date the offer expires will be deemed to be your irrevocable election.

- In Canada, your election is subject to appropriate regulatory relief being obtained from certain of the provincial securities regulatory authorities.

--------------------------------------------------------------------------------
Check ONE (And Only ONE) Box Below.
--------------------------------------------------------------------------------
I ELECT ONE OF THE FOLLOWING CHOICES:

[ ]  A      Exchange all my eligible options with a grant price of $12.14 per share and greater and all outstanding options that were granted to me after October 21, 2001.
--------------------------------------------------------------------------------
[ ]  B      Exchange all my eligible options with a grant price greater than
            $12.14 per share and all outstanding options that were granted to me after October 21, 2001.
--------------------------------------------------------------------------------
[ ]  C      Exchange all my eligible options with a grant price greater than
            $16.0313 per share and all outstanding options that were granted to me after October 21, 2001.
--------------------------------------------------------------------------------
[ ]  D      Exchange all my eligible options with a grant price greater than
            $30.00 per share and all outstanding options that were granted to me after October 21, 2001.
--------------------------------------------------------------------------------
[ ]  E      Exchange no options.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
I have received the Offer to Exchange and accept its terms. I authorize and direct Lucent Technologies Inc. to cancel the options in the election choice I have selected in exchange for Lucent's Promise to Grant New Stock Option.


 _________________________________              ______________________________
              SIGNATURE                                       DATE
--------------------------------------------------------------------------------


[insert barcode w/HRID]                            [first name][last name][HRID]